Exhibit 5.1

OPINION OF MCDERMOTT WILL & SCHULTE LLP

September 30, 2026

Interpace Biosciences, Inc.

Waterview Plaza, Suite 310

2001 Route 46

Parsippany, New Jersey 07054

Re:	Amendment No. 1 to the Registration Statement on Form S-1 Relating to the Offering of Shares of Common Stock (File No. 333-299123)

Ladies and Gentlemen:

We have acted as counsel to Interpace Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-299123) filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 25, 2026, as amended on September 30, 2026, pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), (as so amended, the “Registration Statement”) which includes a prospectus (the “Prospectus”). The Registration Statement relates to the registration under the Securities Act of 3,100,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be offered and sold by the Company in a firm-commitment underwritten public offering, together with up to an additional 465,000 shares of Common Stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of Common Stock (collectively, the “Shares”)(the “Offering”).

This opinion letter is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission; (ii) the Company’s certificate of incorporation, as amended to date; (iii) the Company’s bylaws, as amended to date; (iv) resolutions of the board of directors of the Company relating to the Offering; (v) the form of underwriting agreement between the Company and Lake Street Capital Markets, LLC (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement; and (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; and (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, against payment of the consideration therefor, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ McDermott Will & Schulte LLP

McDermott Will & Schulte LLP